================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of Earliest Event Reported) - March 5, 1999


                                 ---------------


                     AMERICAN BANKERS INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)


            FLORIDA                                  0-9633                        59-1985922
                                                    ---------
(State or other jurisdiction of             (Commission File Number)              (IRS Employer
         Incorporation)                                                        Identification No.)

              11222 Quail Roost Drive, Miami, Florida                              33157-6596
             (Address of principal executive offices)                              (Zip Code)


                                 (305) 253-2244
              (Registrant's telephone number, including area code)


                                 ---------------

                                 Not applicable
             (Former name or address, if changed since last report)

================================================================================

Item 5.  Other Events.

         On March 5, 1999, American Bankers Insurance Group, Inc., a Florida corporation ("American Bankers"), Fortis, Inc., a Nevada corporation ("Fortis") and Greenland Acquisition Corp., a newly-formed Florida corporation and a wholly-owned subsidiary of Fortis ("Greenland"), entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides that, subject to the satisfaction of the terms and conditions therein, including regulatory approval and approval by the common stockholders of American Bankers, Greenland will merge (the "Merger") with and into American Bankers. American Bankers will be the surviving corporation in the Merger.

          Each outstanding share of Common Stock, par value $1.00 per share, of American Bankers (the "American Bankers Common Stock") will be converted in the Merger into the right to receive $55.00 in cash.

         Each outstanding share of $3.125 Series B Cumulative Convertible Preferred Stock of American Bankers (the "American Bankers Preferred Stock") will be converted in the Merger into the right to receive $109.857 in cash.

         Under the terms of the Merger Agreement, Fortis is entitled, at its sole option, to cause Greenland to commence a tender offer (the "Tender Offer") to acquire up to 100% (but not less than a majority) of the outstanding American Bankers Common Stock (excluding any American Bankers Common Stock owned by Fortis pursuant to the Stock Option Agreement (as defined below)), together with all associated stock purchase rights issued pursuant to the Rights Agreement (as defined below), and up to 100% of the American Bankers Preferred Stock.

         Pursuant to a Stock Option Agreement, dated as of March 5, 1999 (the "Stock Option Agreement"), American Bankers has granted Fortis an option (the "Option") to purchase up to 8,406,559 shares (approximately 19.9 percent) of American Bankers Common Stock at an exercise price of $55.00 per share (or to obtain a specified cash value for the Option from American Bankers). The Option is exercisable upon the occurrence of certain events, including, without limitation, a third party's acquisition of beneficial ownership of 15 percent or more of the outstanding American Bankers Common Stock. The total profit to Fortis pursuant to the termination fee contemplated by the Merger Agreement and the exercise of the Option is limited to $100 million.

         In addition, certain stockholders of American Bankers holding approximately 7.5 percent of the outstanding American Bankers Common Stock have entered into a voting agreement with Fortis (the "Voting Agreement"), pursuant to which such stockholders agreed to vote their shares in favor of adoption of the Merger Agreement and approval of the Merger, subject to certain conditions.

         On March 4, 1999, American Bankers entered into Amendment Number Two ("Amendment Number Two") to the Rights Agreement (the "Rights Agreement") between American Bankers and ChaseMellon Shareholder Services, L.L.C. Amendment Number Two provides that Fortis, Greenland and their affiliates will not be deemed to be an Acquiring Person (as defined in the Rights Agreement), a Distribution Date (as defined in the Rights Agreement) will not be deemed to occur, and the rights issuable pursuant to the Rights Agreement will not separate from the Common Shares, solely as a result of Fortis or Greenland entering into the Merger Agreement, the Voting Agreement or the Stock Option Agreement or consummating the Tender Offer, the Merger and/or the other transactions contemplated thereby. A copy of Amendment Number Two is filed as
Exhibit 10.3 hereto and is incorporated in its entirety herein by reference.

         On March 8, 1999, Fortis and American Bankers issued a joint press release announcing the execution of the Merger Agreement. The Merger Agreement, the Stock Option Agreement, the Voting Agreement, Amendment Number Two and the press release are filed as exhibits hereto and are incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits.

         2.1 Agreement and Plan of Merger dated as of March 5, 1999, among American Bankers Insurance Group, Inc., Fortis, Inc. and Greenland Acquisition Corp.

         10.1 Stock Option Agreement, dated as of March 5, 1999, between American Bankers Insurance Group, Inc. and Fortis, Inc.

         10.2 Voting Agreement, dated as of March 5, 1999, between certain stockholders of American Bankers Insurance Group, Inc. and Fortis, Inc.

         10.3 Amendment Number Two to the Rights Agreement, dated as of March 4, 1999, between American Bankers Insurance Group, Inc. and ChaseMellon Shareholder Services, L.L.C.

         99.1 Joint Press Release of Fortis, Inc. and American Bankers Insurance Group, Inc., dated March 8, 1999.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended American Bankers Insurance Group, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    AMERICAN BANKERS
                                    INSURANCE GROUP, INC.



                                    By:     /s/ Floyd G. Denison
                                        ----------------------------------------
                                        Name:   Floyd G. Denison
                                        Title:  Executive Vice President,
                                                Finance


Dated:  March 9, 1999

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

2.1 Agreement and Plan of Merger dated as of March 5, 1999, among American Bankers Insurance Group, Inc., Fortis, Inc. and Greenland Acquisition Corp.

10.1 Stock Option Agreement, dated as of March 5, 1999, between American Bankers Insurance Group, Inc. and Fortis, Inc.

10.2 Voting Agreement, dated as of March 5, 1999, between certain stockholders of American Bankers Insurance Group, Inc. and Fortis, Inc.

10.3 Amendment Number Two to the Rights Agreement, dated as of March 4, 1999, between American Bankers and ChaseMellon Shareholder Services, L.L.C.

99.1 Joint Press Release of Fortis, Inc. and American Bankers Insurance Group, Inc., dated March 8, 1999.